EXHIBIT 15

                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            RE:  Pride International, Inc.
            Quarterly Report on Form 10-Q

   We are aware that our report dated November 12, 1998 on our review of interim consolidated financial information of Pride International, Inc. for the periods ended September 30, 1998 and 1997 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 and Form S-3 filed with the Securities and Exchange Commission: Form S-8 (file no. 33-26854) filed on February 6, 1989; Form S-8 (file no. 33-44823) filed on December 30, 1991; Form S-8 (file no. 333-06823) and Form S-8 (file no. 333-06825) filed on
June 26, 1996; Form S-3 (file no. 333-21385) filed on April 4, 1997; Form S-8 (file no. 333-27661) filed on May 22, 1997; Form S-8 (file no. 333-35089) and
Form S-8 (file no. 333-35093) filed on September 8, 1997, and Form S-3 (file no. 333-44925) filed on March 23, 1998. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meanings of Sections 7 and 11 of that Act.


                                    PricewaterhouseCoopers LLP


Houston, Texas
November 16, 1998